Exhibit 99.1

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT, Inc. (“Hines Global”) and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), (the “Company”) made the following acquisitions since inception:

Property Name	Date of Acquisition	Net Purchase Price
17600 Gillette	June 9, 2010	$20.4 million
Brindleyplace Project	July 7, 2010	$282.5 million
Hock Plaza	September 8, 2010	$97.9 million
Southpark	October 19, 2010	$31.2 million
Fifty South Sixth	November 4, 2010	$185.0 million
Stonecutter Court	March 11, 2011	$146.8 million
FM Logistic	April 27, 2011	$70.8 million
Gogolevsky 11	August 25, 2011	$96.1 million
250 Royall Street	September 9, 2011	$57.0 million

On August 25, 2011, a subsidiary of the Company acquired Maxrange and Fibersoft Limited for the sole purpose of acquiring Gogolevsky 11, a nine-story office building.  Gogolevsky 11 consists of 85,740 square feet located in Moscow, Russia. The net purchase price for Gogolevsky 11 was $96.1 million exclusive of transaction costs, financing fees and working capital reserves. Hines Global funded the acquisition using proceeds from its current public offering along with the assumption of an existing $40.0 million mortgage loan with ZAO Raiffeisenbank.

On September 9, 2011, a subsidiary of the Company acquired 250 Royall Street, an office building located in Canton, Massachusetts that consists of 185,171 square feet.  The net purchase price for 250 Royall was $57.0 million exclusive of transaction costs and working capital reserves.  Hines Global funded the acquisition using proceeds from its current public offering.

The unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2010.  However, there are no pro forma adjustments for Gogolevsky 11 and 250 Royall Street included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for these recent acquisitions.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2011
(In thousands, except per share amounts)

	Six Months Ended June 30, 2011	Adjustments		Pro Forma
Revenues:
Rental revenue	$37,438	$4,653	(a)	$42,091
Other revenue	3,264	11		3,275
Total revenues	40,702	4,664		45,366
Expenses:
Property operating expenses	8,505	221		8,726
Real property taxes	3,290	151		3,441
Property management fees	1,014	46		1,060
Depreciation and amortization	23,422	3,092	(a)	26,514
Acquisition related expenses	3,185	(2,440)	(b)	745
Asset management and acquisition fees	6,663	(3,878)	(c)	2,785
General and administrative expenses	1,609	—		1,609
Total expenses	47,688	(2,808)		44,880
Income (loss) before other income (expenses) and provision for income taxes	(6,986)	7,472		486
Other income (expenses):
Gain on interest rate swap contracts	(6,380)	—		(6,380)
Other gains (losses)	22	(73)		(51)
Interest expense	(10,296)	(911)	(d)	(11,207)
Interest income	75	7		82
Income (loss) before provision for income taxes	(23,565)	6,495		(17,070)
Provision for income taxes	(1,124)	(316)	(a)	(1,440)
Net income (loss)	(24,689)	6,179		(18,510)
Net (income) loss attributable to noncontrolling interests	629	—		629
Net income (loss) attributable to common stockholders	$(24,060)	$6,179		$(17,881)
Basic and diluted loss per common share:	$(0.44)			$(0.33)
Weighted average number common shares outstanding	54,609			54,609

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Six Months Ended June 30, 2011

(a)
To record the pro forma effect of the Company’s acquisitions of Stonecutter Court and FM Logistic based on their historical results of operations assuming that the acquisitions had occurred on January 1, 2010.

(b)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions of Stonecutter Court and FM Logistic.

(c)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of Stonecutter Court and FM Logistic had occurred on January 1, 2010. In addition, this adjustment includes amounts required to eliminate the effect of non-recurring acquisition fees included in the Company’s statement of operations for the six months ended June 30, 2011 related to these acquisitions of $4.4 million.

(d)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2010 related to its acquisition Stonecutter Court.  See Note 4 – Debt Financing in our Quarterly Report on Form 10-Q for the six-months ended June 30, 2011 for further details.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(In thousands, except per share amounts)

	Year Ended December 31, 2010	Adjustments		Pro Forma
Revenues:
Rental revenue	$23,158	$64,090	(a)	$87,248
Other revenue	1,716	3,875	(a)	5,591
Total revenues	24,874	67,965		92,839
Expenses:
Property operating expenses	5,832	12,590	(a)	18,422
Real property taxes	1,280	5,560	(a)	6,840
Property management fees	626	1,430	(a)	2,056
Depreciation and amortization	16,029	41,020	(a)	57,049
Acquisition related expenses	15,678	(15,467)	(b)	211
Asset management and acquisition fees	11,236	(5,666)	(c)	5,570
General and administrative expenses	1,866	—		1,866
Total expenses	52,547	39,467		92,014
Income (loss) before other income (expenses) and provision for income taxes	(27,673)	28,498		825
Other income (expenses):
Gain on interest rate swap contracts	2,800	—		2,800
Other gains (losses)	39	(235)		(196)
Interest expense	(6,035)	(16,336)	(d)	(22,371)
Interest income	110	84		194
Income (loss) before provision for income taxes	(30,759)	12,011		(18,748)
Provision for income taxes	(657)	(1,896)	(a)	(2,553)
Net income (loss)	(31,416)	10,115		(21,301)
Net (income) loss attributable to noncontrolling interests	5,951	(3,929)	(e)	2,022
Net income (loss) attributable to common stockholders	$(25,465)	$6,186		$(19,279)
Basic and diluted loss per common share:	$(1.30)			$(0.52)
Weighted average number common shares outstanding	19,597	17,488	(f)	37,085

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2010

(a)
To record the pro forma effect of all of the Company’s acquisitions (based on their historical results of operations which includes adjustments related to the purchase price allocation which was performed upon acquisition) assuming that the acquisitions had occurred on January 1, 2010.

(b)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions.

(c)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the Company’s acquisitions had occurred on January 1, 2010. In addition, this adjustment includes amounts required to eliminate the effect of non-recurring acquisition fees included in the Company’s statement of operations for the twelve months ended December 31, 2010 related to these acquisitions of $10.0 million.

(d)
To record the pro forma effect of the Company’s interest expense.  This calculation is based on the predication that all permanent financing assumed or arranged in connection with its acquisitions occurred on January 1, 2010 using the actual terms of the agreement.  See Note 4 – Debt Financing in our Quarterly Report on Form 10-Q for the six-months ended June 30, 2011 for further details.

(e)
The Company owns a 60% interest in the Brindleyplace Project through the Brindleyplace JV, a joint venture it formed with Moorfield Real Estate Fund II GP Ltd. ("Moorfield"). The Company has consolidated the Brindleyplace JV and its wholly-owned subsidiaries in its financial statements. The purpose of this adjustment is to allocate 40% of the pro forma net income of the Brindleyplace JV to Moorfield in accordance with the joint venture agreement.

(f)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a), less amounts received from the financing activities described in (d) above. This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended December 31, 2010
Cash needed to acquire 17600 Gillette	$20,350
Cash needed to acquire the Brindleyplace Project	59,290
Cash needed to acquire Hock Plaza	17,933
Cash needed to acquire Southpark	13,187
Cash needed to acquire Fifty South Sixth	89,992
Cash needed to acquire Stonecutter Court	54,751
Cash needed to acquire FM Logistic	70,848
$326,351

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	37,085
Less: Historical weighted average common shares outstanding	(19,597)
17,488

Notes to Unaudited Pro Forma Consolidated Statements of Operations
For the Six Months Ended June 30, 2011 and
the Year Ended December 31, 2010

(1)  Investment Properties Acquired After January 1, 2010

On June 9, 2010, the Company acquired 17600 Gillette, a two-story office building located in Irvine, California. The building was constructed in 1977 and contains 98,925 square feet of rentable area which is 100% leased to one tenant.

On July 7, 2010, the Brindleyplace JV consummated its acquisition of the Brindleyplace Project. The Brindleyplace Project consists of five office buildings including ground-floor retail, restaurant and theatre space, and a 903-space multi-story parking garage constructed from 1997 - 2000. The Brindleyplace Project consists of 560,200 square feet of rentable area that is 99.2% leased to 32 tenants.

On September 8, 2010 the Company acquired Hock Plaza, a 12-story office building located in Durham, North Carolina.  Hock Plaza was constructed in 2004 and consists of 327,160 square feet of rentable area that is 99% leased to three tenants.

On October 19, 2010, the Company acquired Southpark, an industrial/flex office park complex of four buildings located in Austin, Texas. Southpark was constructed in 2001 and consists of 372,125 square feet of rentable area that is 94% leased to eight tenants.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. Fifty South Sixth was constructed in 2001 and consists of 698,783 square feet of rentable area that is 94% leased to thirty-two tenants.

On March 11, 2011, the Company acquired all of the share capital of Sofina for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom. Stonecutter Court was constructed in 1995 and consists of 152,829 square feet of rentable area that is 100% leased to three tenants.

On April 27, 2011, a subsidiary of the Company acquired Dolorous Limited and Ifmall Finance Ltd. for the sole purpose of acquiring FM Logistic Industrial Park. FM Logistic Industrial Park was constructed from 1998 - 2004 and consists of 748,578 square feet that is 100% leased to one tenant.

On August 25, 2011, a subsidiary of the Company acquired Maxrange and Fibersoft Limited for the sole purpose of acquiring Gogolevsky 11, a nine-story office building located in Moscow, Russia.  Gogolevsky 11 was constructed in 1996 and consists of 85,740 square feet that is 100% leased to six tenants.

On September 9, 2011, a subsidiary of the Company acquired 250 Royall Street, an office building located in Canton, Massachusetts.  250 Royall Street was constructed in 2002 and consists of 185,171 square feet that is 100% leased to one tenant.

The unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2010.  However, as described previously, there are no pro forma adjustments for Gogolevsky 11 and 250 Royall Street included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for these recent acquisitions.